**AMENDMENT NO. 2 TO**
**LIMITED LIABILITY COMPANY AGREEMENT**
**OF**
**CINER WYOMING LLC**

February 10, 2022

This Amendment No. 2 (this "**Amendment**") to the Limited Liability Company Agreement of Ciner Wyoming LLC (the "**Company**") dated as of June 30, 2014, as amended by Amendment No. 1 thereto dated November 5, 2015 (collectively, the "**LLC Agreement**"), is hereby adopted effective as of the date hereof by the Board of Managers of the Company (the "**Board**"). Capitalized terms used but not defined herein have the respective meanings given to such terms in the LLC Agreement. Each reference to "hereof", "herein", "hereunder", "hereby", and "this Agreement" in the LLC Agreement shall, from and after the effective date of this Amendment, refer to the LLC Agreement as amended by this Amendment.

WHEREAS, Section 8.1(a) of the LLC Agreement provides that the LLC Agreement may be amended for the purposes stated herein by the affirmative vote of a majority of the members of the Board; and

WHEREAS, acting pursuant to the power and authority granted to it under Section 8.1(a) of the LLC Agreement, the Board has unanimously adopted and approved a resolution to amend the LLC Agreement to, among other things, change the name of the Company.

NOW THEREFORE, the LLC Agreement of the Company is hereby amended as follows:

Section 1. Amendments.

(a). Section 1.2 of the LLC Agreement is hereby deleted in its entirety and the following shall be substituted in its place:

"*Name*. The name of the Company is Sisecam Wyoming LLC, a Delaware limited liability company."

(b). The definition of "Company" in Section 1.7 of the LLC Agreement is hereby deleted in its entirety and the following definition shall be substituted in its place:

""Company" means Sisecam Wyoming LLC as continued pursuant to this Agreement and the reconstituted company continuing the business of this Company in the event of a dissolution as provided in Section 10 hereof."

(c). All other references to "Ciner Wyoming LLC" and/or the "Company" in the LLC Agreement shall be deemed to refer to "Sisecam Wyoming LLC."

(d). All references to "Ciner Resources LP" and/or "OCI" in the LLC Agreement shall be deemed to refer to "Sisecam Resources LP."

(e). All references to "Ciner Resource Partners LLC" in the LLC Agreement shall be deemed to refer to "Sisecam Resource Partners LLC."

(f). All references to "Ciner Resources Corporation" in the LLC Agreement shall be deemed to refer to "Sisecam Chemicals Resources LLC."

Section 2. No Other Amendments.

Except as expressly modified and amended herein, the LLC Agreement shall remain unchanged and in full force and effect.

Section 3. Governing Law.

This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

*[Signature Page Follows]*

IN WITNESS WHEREOF, the undersigned has executed this Amendment on the first date set forth above.

**COMPANY:**

**CINER WYOMING LLC**

By:______________________________
Name: Oguz Erkan
Title: President